                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32520) pertaining to the Viragen (Europe) Ltd. 1997 Stock Option Plan and Stock Option Agreement with a Key Executive of Viragen (Europe) Ltd. of our report dated August 17, 2001 (except for Note I, as to which the date is September 28, 2001), with respect to the consolidated financial statements of Viragen (Europe) Ltd., included in the Annual Report (Form 10-K) for the year ended June 30, 2001.

                                    /s/ Ernst & Young LLP

Miami, Florida
September 28, 2001